                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                           CURRENT REPORT ON FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  JUNE 30, 1996



                                 THE 3DO COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-21336                94-3177293
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              600 GALVESTON DRIVE,
                         REDWOOD CITY, CALIFORNIA 94063
                    (Address of principal executive offices)

                                 (415) 261-3000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1996, The 3DO Company ("Registrant") acquired certain assets and assumed certain liabilities of New World Computing, Inc. ("NWC"), a wholly-owned subsidiary of NTN Communications, Inc. ("NTN") pursuant to the terms and conditions of the Agreement of Purchase and Sale of Assets dated as of June 28, 1996, by and among Registrant, NWC, and NTN. In exchange for the assets and the assumption of certain liabilities, Registrant has issued an aggregate of one million seventeen thousand nine hundred fifty-three (1,017,953) shares of Registrant's common stock (the "Shares") to NWC. Registrant has guaranteed to NWC that the value received as consideration for the transaction will be approximately ten million, one hundred seventy nine thousand, five hundred thirty dollars ($10,179,530) (the "Guaranteed Amount") during a period of time following the closing, which shall be no later than June 30, 1997. In the event that, on the appropriate valuation date, the total value of the Shares which have been sold by and/or which are still held by NWC as of such date is less than the Guaranteed Amount, Registrant will be obligated to make a cash payment to NWC for the difference.
          Assets acquired include cash, accounts receivable, royalties receivable, inventory, prepaid expenses, intangible assets and fixed assets. The intangible assets of NWC include the workforce, certain trademarks and tradenames, technologies, rights to products which have been developed by NWC, rights to products which are under development by NWC, certain licensing agreements and other miscellaneous assets. Fixed assets consist of computer equipment, peripherals and software used in the development of multimedia entertainment products. Current liabilities assumed included accounts payable, accruals and short term debt. Registrant intends to continue to use the fixed assets to continue the business of NWC in the form of a division of Registrant's Studio 3DO. Additionally, NWC and NTN have entered into a noncompetition agreement with 3DO with respect to the business of 3DO's NWC division for a three (3) year term.
         Prior to the acquisition there were no material relationships between Registrant, its officers, directors, or associates and NWC, NTN, or any of its affiliates.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (a)      FINANCIAL STATEMENTS.

                  Financial statements of New World Computing, Inc., the acquired business, follow.
                           Balance Sheet as of December 31, 1995

                           Statement of Operations and Retained Earnings for the year ended December 31, 1995

                           Statement of Cash Flows for the year ended December 31, 1995

                           Notes to Financial Statements

                           Independent Auditors' Report

                            NEW WORLD COMPUTING, INC.

                                  BALANCE SHEET

                                December 31, 1995
                          (in 000's, except share data)

                                     ASSETS


Current assets:
     Cash                                                                                  $    0
     Accounts receivable - trade, net of allowance for doubtful accounts and returns
         of $1,573                                                                          1,865
     Inventory, net of allowance for obsolescence of $41                                      885
     Prepaid expenses and other current assets                                                102
                                                                                           ------

              Total current assets                                                         $2,852

Software development costs, net of accumulated amortization of $901                         2,517
Fixed assets, net of accumulated depreciation of $97                                           77
Other assets                                                                                    2
                                                                                           ------

              Total assets                                                                 $5,448
                                                                                           ======


                                       LIABILITIES AND SHAREHOLDER'S EQUITY


Current liabilities:
     Accounts payable and accrued liabilities                                              $  878
     Income taxes payable                                                                      40
     Due to parent (note 3)                                                                 3,559
     Short-term borrowings (note 2)                                                           722
                                                                                           ------

              Total current liabilities                                                    $5,199
                                                                                           ------

Shareholder's equity:
     Common stock, no par value, 1,000,000 share authorized; issued and outstanding
         100 shares                                                                             1
     Retained earnings                                                                        248
                                                                                           ------

              Total shareholder's equity                                                      249
                                                                                           ------

              Total liabilities and shareholder's equity                                   $5,448
                                                                                           ======



See accompanying notes to financial statements.

                            NEW WORLD COMPUTING, INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                      For the year ended December 31, 1995
                (in thousands, except shares and per share data)



Product sales                                       $ 5,544
Returns and allowances                               (1,601)
License fees and royalties                            1,495
                                                    -------

              Total revenue                           5,438

Cost of sales                                         1,882
                                                    -------

              Gross profit                            3,556
                                                    -------

Operating expenses:
     Research and development                         1,140
     Sales and marketing                              1,149
     General and administrative                       1,813
                                                    -------

              Total operating expenses                4,102
                                                    -------

Operating income (loss)                                (546)
Interest expense                                         58
                                                    -------

Loss before income taxes                               (604)
Income taxes                                             40
                                                    -------

Net loss                                               (644)

Retained earnings, beginning of year                    892
                                                    -------

Retaining earnings, end of year                     $   248
                                                    =======







See accompanying notes to financial statements.

                            NEW WORLD COMPUTING, INC.

                             STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1995
                                 (in thousands)

Cash flows from operating activities:

     Net earnings (loss)                                                              $  (644)
     Adjustments to reconcile net loss to net cash provided (used by) operating activities
              Depreciation and amortization                                               941
              Provision for doubtful accounts and allowance for returns and
                  allowances                                                            2,455
              (Increase) decrease in:
                  Accounts receivable                                                  (2,238)
                  Accounts receivable - officers                                          219
                  Inventory                                                              (205)
                  Prepaid expenses and other assets                                       (71)
              Increase (decrease) in:
                  Accounts payable and accrued liabilities                                 94
                  Income taxes payable                                                     40
                                                                                      -------

                      Net cash provided by operating activities                           591
                                                                                      -------

Cash flows from investing activities:
     Additions to fixed assets                                                            (29)
     Payments for software development costs                                           (1,689)
                                                                                      -------

                      Net cash used in investing activities                            (1,718)
                                                                                      -------

Cash flows from financing activities:
     Advances from parent                                                                 826
     Proceeds from short term borrowings                                                  277
                                                                                      -------

                      Net cash provided by financing activities                         1,103
                                                                                      -------

Net decrease in cash                                                                      (24)

Cash at beginning of year                                                                  24
                                                                                      -------

Cash at end of year                                                                   $     0
                                                                                      =======


Supplemental disclosures of cash flow information:
     Cash paid during the year for:
         Interest                                                                     $    58
                                                                                      =======



See accompanying notes to financial statements.

                            NEW WORLD COMPUTING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                      For the year ended December 31, 1995
                                 (in thousands)

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         New World Computing, Inc. ("The Company") was organized under the laws of the state of California in 1984 for the purpose of developing and distributing interactive video game software. In 1993 the Company became a wholly owned subsidiary of NTN Communications, Inc.

         The Company operates under several distribution and license agreements in the United States, United Kingdom, Australia, Germany, France and Switzerland. The products are sold primarily to wholesale distributors. Royalties result from licensing rights sold to foreign publishers.

         DEPRECIATION

         Depreciation of fixed assets is computed using the straight-line method over the estimated useful lives of the assets (generally five years).

         INVENTORY

         Inventory is valued at the lower of cost (first-in, first-out) or market and consists principally of finished goods and component materials.

         REVENUE RECOGNITION

         Product Sales: Revenue is recognized when the product is shipped. Subject to limitations, the Company permits customers to obtain exchanges within certain specified periods, and provides price protection on certain unsold merchandise. The Company provides an allowance for returns.

         License Revenue: For those agreements which provide the customers the right to multiple copies in exchange for guaranteed amounts, revenue is recognized upon execution of the agreement since the Company has no remaining obligations or incremental costs. Per copy royalties on sales that exceed the guarantee are recognized as earned.

         INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            NEW WORLD COMPUTING, INC.

         SOFTWARE DEVELOPMENT COSTS

         The Company capitalizes costs related to the development of certain software products. In accordance with Statement of Financial Accounting Standards No. 86, capitalization of costs begins when technological feasibility has been established and ends when the product is available for general release to customers. Amortization of costs for specific products is recognized on the relative value basis over the estimated economic life of each specific product, generally within one year. Amounts expensed in 1995 was $920.

         ADVERTISING COSTS

         The Company accounts for advertising costs in accordance with SOP No. 93-7, Reporting on Advertising Costs. Direct response advertising is capitalized only if customer sales can be directly correlated to the advertising costs and if future benefit can be demonstrated. Capitalized advertising costs are amortized using the straight-line method over the estimated benefit period. Advertising expense for 1995 was $422. Amounts capitalized at December 31, 1995 was $56.

         USE OF ESTIMATES

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.




(2)      SHORT-TERM BORROWINGS

         Short-term borrowings consists of a $750 variable rate line of credit, which matures in October 1996. The line bears interest at the 30-day commercial paper rate plus 2.9% (8.93% at December 31, 1995) and is secured by accounts receivable. The amount outstanding at December 31, 1995 was $722.

(3)      DUE TO PARENT

         Due to parent consists of advances provided by the Company's parent, NTN Communications, Inc. The advances are due upon demand and do not bear interest. The amount outstanding at December 31, 1995 was $3,236.

                            NEW WORLD COMPUTING, INC.

(4)      INCOME TAXES

         The Company's deferred income taxes resulted primarily from the differences between financial statement carrying amounts and the respective tax bases for accounts receivable, inventory and capitalized software development costs. The Company has no net taxable temporary differences which would require recognition of deferred tax liabilities, and due to the uncertainty of future realizability has reserved for all deferred tax assets for deductible temporary differences and tax operating loss carryforwards, and accordingly, no deferred taxes are contained in the accompanying consolidated financial statements.

         The following table summarizes the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995:


         Deferred tax assets:
              Net operating loss carryforwards                  $ 1,200
              Provision for doubtful accounts and returns           330
              Provision for inventory obsolescence                   16
              Vacation accrual                                       18
                                                                -------

                  Gross deferred tax assets                       1,564

         Valuation allowance                                       (542)
                                                                -------

                  Net deferred tax assets                         1,022
                                                                -------

         Deferred tax liabilities:
              Software development costs                            982
              Depreciation                                           40
                                                                -------

                  Gross deferred tax liabilities                  1,022
                                                                -------

                  Net deferred taxes                            $     0
                                                                =======

         The Company has recorded a valuation allowance against any deferred tax assets for deductible temporary differences and tax operating loss carryforwards. The Company increased its valuation allowance by approximately $40 for the year ended December 31, 1995 primarily as a result of the increase in tax operating loss carryforwards.

         At December 31, 1995, the Company has net operating loss carryforwards for federal income tax purposes of approximately $3,100 which are available to offset future federal taxable income, if any through 2010 and net operating loss carryforwards for state income tax purposes of approximately 50% of the federal amounts which are available to offset future state taxable income, if any, through 2000. Upon the sale of assets as described in Note 10, the net operating loss carryforwards will be absorbed. The Company has historically filed consolidated returns with its parent and therefore no taxes have been paid and no cash has been received related to income taxes. Income tax expense of $40 is based upon alternative minimum tax calculations.

                            NEW WORLD COMPUTING, INC.

(5)      EMPLOYEE BENEFIT PLAN

         The Company's employees are included in the parent company's 401(k) Employee savings Plan, (the Plan) which is available to substantially all full-time employees over the age of 21. The Plan was implemented effective in 1994. There have been no discretionary contributions through December 31, 1995.

(6)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company believes that the fair value of financial instrument assets and financial instrument liabilities approximate their carrying value. The following methods and assumptions were used to estimate the fair value of financial instruments:

         The carrying value of cash, accounts receivable, other assets, accounts payable and accrued liabilities, short-term borrowings and due to parent approximates fair value because of the short maturity of those instruments.

(7)      LEGAL ACTIONS

         The Company believes, based in part on the advice of outside, independent legal counsel, that the costs of defending and prosecuting pending actions will not have a material adverse effect on the Company's financial position or results of operations and that any adverse outcome of the litigation also will not result in a material adverse effect on the Company's financial position or results of operations.

(8)      LIQUIDITY

         The Company's ability to meet its obligations when they become due is dependent upon its ability to generate additional cash flow from operations or to receive additional advances from its parent.

(9)      COMMITMENTS AND CONTINGENCIES

         The Company leases office and production facilities and equipment under agreements which expire at various dates. Certain leases contain renewal provisions and generally require the Company to pay utilities, insurance, taxes and other operating expenses. Lease expense under operating leases totaled $269 in 1995.

                            NEW WORLD COMPUTING, INC.

         Future minimum lease obligations under noncancelable operating leases at December 31, 1995 are as follows:

            YEARS ENDING
- -------------------------------------
1996                                 $                288
1997                                                  210
1998                                                  164
1999                                                  162
2000                                                  161
Thereafter                                             12
                                       -------------------

Total                                $                997
                                       ===================

         The Company provides product to third party distributors primarily throughout the United States. In addition, the Company licenses its technology and products to licensees outside of the United States. Concentration of credit risk with respect to trade receivables is considered moderate due to the small number of relatively large customers comprising the Company's customer base. In substantially all cases, collateral is not required from customers in granting credit. The Company performs ongoing credit evaluations of its customers financial condition. At December 31, 1995, the Company had no significant concentrations of credit risk. For the year ended December 31, 1995, the Company received approximately 20% of its revenue from one customer located in the United Kingdom.

(10)     SUBSEQUENT EVENT (UNAUDITED)

         On June 28, 1996 the Company and its parent entered into a definitive agreement to sell all of the assets and business of the Company to The 3DO Company (3DO). In consideration of the sale, 3DO issued to the Company 1,017,953 shares of common stock of 3DO and assumed approximately $1,650 of liabilities of the Company. 3DO will be obligated to make a cash payment to the Company in the event that the value fo the 3DO stock issued in the transaction falls below an amount equal to approximately $10 per share during a period following the closing date.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
New World Computing, Inc.:

We have audited the accompanying balance sheet of New World Computing, Inc. as of December 31, 1995, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New World Computing, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                    KPMG Peat Marwick LLP


San Diego, California
April 12, 1996

(b)              THE 3DO COMPANY AND NEW WORLD COMPUTING, INC.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)


The following pro forma combined financial information gives effect to the acquisition of New World Computing, Inc. ("NWC") by The 3DO Company (the "Company" or "3DO") on a purchase accounting basis and assumes the transaction was effected at the beginning of each period presented.


The pro forma statements of operations combine the Company's statements of operations for the year ended March 31, 1996, and for the three months ended June 30, 1996, with NWC's statements of operations and retained earnings for the year ended December 31, 1995, and for the three months ended June 30, 1996, respectively. NWC's operating results for the three months ended March 31, 1996 have been omitted from the pro forma financial information. During the three months ended March 31, 1996. NWC's revenue and net income were $1,244,000 and $28,000, respectively.

The pro forma combined statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and NWC been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

The pro forma combined financial information are based upon the attached historical financial statements of NWC and the historical consolidated financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended March 31, 1996 and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1996, and should be read in conjunction with those financial statements and related notes. Certain amounts have been reclassified to conform to the pro forma presentation.

                  THE 3DO COMPANY AND NEW WORLD COMPUTING, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 Year Ended    Year Ended
                                                  March 31,    December 31,
                                                   1996           1995
                                                 --------------------------------------------------------------
                                                   3DO            NWC            Pro Forma           Pro Forma
                                                                                 Adjustments         Combined
                                                 --------------------------------------------------------------
Revenues:
   Royalties and license fees                    $ 24,074        $   --             $   --             $ 24,074
   Software publishing                              7,330           5,438               --               12,768
   Developer products and other                     6,514            --                 --                6,514
                                                 --------------------------------------------------------------
Total revenues                                   $ 37,918        $  5,438           $   --             $ 43,356
                                                 --------------------------------------------------------------

Cost of revenues:
   Royalties and license fees                         694            --                 --                  694
   Software publishing                              3,989           1,882                680(b)           6,551
   Developer products and other                     3,231            --                 --                3,231
                                                 --------------------------------------------------------------
Total cost of revenues                              7,914           1,882                680             10,476
                                                 --------------------------------------------------------------

Gross profit                                       30,004           3,556               (680)            32,880
                                                 --------------------------------------------------------------

Operating expenses:
   Research and development                        41,184           1,140               --               42,324
   Sales and marketing                              6,837           1,149               --                7,986
   Market development advertising                     924            --                 --                  924
   General and administrative                       9,535           1,813                237(b)          11,585
                                                 --------------------------------------------------------------
Total operating expenses                           58,480           4,102                237             62,819
                                                 --------------------------------------------------------------

Operating loss                                    (28,476)           (546)              (917)           (29,939)

Net interest and other income (expense)               684             (58)              --                  626
                                                 --------------------------------------------------------------

Loss before income
   and foreign withholding taxes                  (27,792)           (604)              (917)           (29,313)

Income and foreign
   withholding taxes                                6,876              40               --                6,916
                                                 --------------------------------------------------------------

Net loss                                         $(34,668)       $   (644)          $   (917)          $(36,229)
                                                 ==============================================================

Net loss per share                               $  (1.36)                                             $  (1.37)
                                                 ========                                              ========


Shares used in computing per share amounts         25,456                              1,018(a)          26,474
                                                 ========                           ===========================

See accompanying notes to unaudited pro forma combined financial information

                  THE 3DO COMPANY AND NEW WORLD COMPUTING, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                           For the three months ended June 30, 1996
                                              --------------------------------------------------------------
                                                 3DO           NWC             Pro Forma          Pro Forma
                                                                               Adjustments        Combined
                                              --------------------------------------------------------------

Revenues:
   Royalties and license fees                 $ 14,178        $   --             $   --             $ 14,178
   Software publishing                             892             841               --                1,733
   Developer products and other                    259            --                 --                  259
                                              --------------------------------------------------------------
Total revenues                                $ 15,329        $    841           $   --             $ 16,170
                                              --------------------------------------------------------------

Cost of revenues:
   Royalties and license fees                      186            --                 --                  186
   Software publishing                             133             748                170(b)           1,051
   Developer products and other                    813            --                 --                  813
                                              --------------------------------------------------------------
Total cost of revenues                           1,132             748                170              2,050
                                              --------------------------------------------------------------

Gross profit                                    14,197              93               (170)            14,120

Operating expenses:
   Research and development                      9,290             536               --                9,826
   In-process research and development           7,700            --               (7,700)(c)             --
   Sales and marketing                           1,144             424               --                1,568
   General and administrative                    2,780             423                 59(b)           3,262
                                              --------------------------------------------------------------
Total operating expenses                        20,914           1,383             (7,641)            14,656
                                              --------------------------------------------------------------

Operating income (loss)                         (6,717)         (1,290)             7,471               (536)

Net interest and other income (expense)            326             (21)              --                  305
                                              --------------------------------------------------------------

Income (loss) before income
   and foreign withholding taxes                (6,391)         (1,311)             7,471               (231)

Income and foreign
   withholding taxes                             4,000            --                 --                4,000
                                              ==============================================================

Net income (loss)                             $(10,391)       $ (1,311)          $  7,471           $ (4,231)
                                              ===============================================================

Net loss per share                            $  (0.39)                                             $  (0.15)
                                              ========                                              ========

Shares used in per share computation            26,618                              1,018(a)          27,636
                                              ========                           ===========================

See accompanying notes to unaudited pro forma combined financial information

                  THE 3DO COMPANY AND NEW WORLD COMPUTING, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)

On June 30, 1996, The 3DO Company (the "Company" or "3DO") effected the purchase of New World Computing, Inc. (NWC) by issuing 1,017,953 shares of common stock for all outstanding shares of NWC common stock. Under the terms of the acquisition agreement, the Company will be obligated to make a cash payment to NWC if the value of the Company's common stock, issued as consideration, is less than approximately $10 per share during a period after the closing date. In the event the contingent right to receive additional cash is triggered, the Company will account for the payment as an adjustment to the value of the securities initially issued in the acquisition.

The acquisition of NWC will be accounted for using the purchase method of accounting. The pro forma financial information reflects an assumed purchase price of approximately $10.5 million, based on the guaranteed value of the Company's common stock. The purchase price was assigned to the fair value of the net assets acquired, including $0.8 million to net tangible assets acquired, $7.7 million to in-process research and development, $0.8 million to purchased technology and $1.2 million to goodwill and other intangible assets.

The following adjustments were applied to the historical consolidated financial statements of 3DO and NWC to arrive at the pro forma combined statements of operations.

(a) Reflects the issuance of common stock as consideration for the purchase of NWC.

(b) Reflects the amortization of goodwill and other intangible assets using the straight-line method over the estimated useful life of 5 years and reflects the amortization of purchased technology using the straight-line method over the estimated useful life of 15 months.

(c) Eliminates the nonrecurring write off of in-process research and development directly attributable to the acquisition of NWC.

         (c)      EXHIBITS.
                  23.1     Consent of Independent Auditors



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               THE 3DO COMPANY
                                               /s/ PAUL J. MILLEY
                                               ------------------
Dated:  August 22, 1996                       Paul J. Milley
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)
                                               (Duly authorized officer)

                                 EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K


Exhibit No.   Description of Exhibit

   23.1       Consent of Independent Auditors